                                                                   EXHIBIT 10.16





               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

                                       OF

                            LEXFORD PROPERTIES, L.P.,
                           AN OHIO LIMITED PARTNERSHIP

                                TABLE OF CONTENTS


ARTICLE  PAGE

         I        DEFINITIONS AND INTERPRETATION                               2
                  1.1      Definitions                                         2
                  1.2      Interpretation                                     10

         II       ORGANIZATIONAL MATTERS                                      10
                  2.1      Continuation                                       10
                  2.2      Name                                               11
                  2.3      Principal Place of Business                        11
                  2.4      Registered Office and Registered Agent             11
                  2.5      Term                                               11
                  2.6      Power of Attorney                                  11

         III      BUSINESS OF PARTNERSHIP                                     13
                  3.1      Purpose and Business                               13
                  3.2      Powers                                             13

         IV       MANAGEMENT OF PARTNERSHIP; RIGHTS AND DUTIES OF GENERAL
                  PARTNER                                                     14
                  4.1      Management                                         14
                  4.2      Liability for Certain Acts                         14
                  4.3      General Partner and Limited Partners Have No
                           Exclusive Duty to Partnership                      15
                  4.4      Indemnification                                    15
                  4.5      Other Matters Concerning the General Partner       17
                  4.6      Reliance by Third Parties                          18
                  4.7      Affiliated Compensation                            19
                  4.8      Title to Partnership Assets                        19

         V        RIGHTS AND OBLIGATIONS OF PARTNERS                          19
                  5.1      Admission of Partners                              19
                  5.2      Limitation of Liability                            19
                  5.3      List of Partners                                   19
                  5.4      Partnership Books                                  19
                  5.5      Representation by Partners                         20

         VI       CAPITAL CONTRIBUTIONS TO THE PARTNERSHIP;
                  CAPITAL ACCOUNTS; DISTRIBUTIONS; ALLOCATIONS                22

                  6.1      Partners' Capital and Interests in the
                           Partnership                                        22
                  6.2      Capital Accounts                                   23
                  6.3      Timing and Amount of Allocations of Profits
                           and Losses                                         24
                  6.4      General Allocations of Profits and Losses          25
                  6.5      Additional Allocation Provisions                   26
                  6.6      Tax Allocations                                    29
                  6.7      Distributions of Operating and Capital Cash Flow   29
                  6.8      Revisions to Reflect Issuance of Additional
                           Partnership Interests                              30

         VII      BOOKS OF ACCOUNT, RECORDS AND REPORTS; TAX ITEMS            30



                  7.1      Records and Accounting                             30
                  7.2      Fiscal Year                                        31
                  7.3      Reports                                            31
                  7.4      Tax Matters                                        31

         VIII     TRANSFERS AND WITHDRAWALS 34
                  8.1      Transfer                                           34
                  8.2      Transfer of Partnership Interests of the General
                           Partner and Holders of Common Partnership
                           Interests                                          34
                  8.3      Limited Partners' Rights to Transfer               35
                  8.4      Substituted Partner                                36
                  8.5      Assignee                                           37
                  8.6      General Provisions                                 37

         IX       SUCCESSSOR GENERAL PARTNER AND ADMISSION OF ADDITIONAL
                  PARTNERS                                                    40
                  9.1      Admission of Successor General Partner             40
                  9.2      Admission of Additional Partners                   40
                  9.3      Amendment of Agreement and Certificate of
                           Formation                                          41

         X        DISSOLUTION AND TERMINATION                                 41
                  10.1     Dissolution                                        41
                  10.2     Effect of Filing of Dissolving Statement           42
                  10.3     Winding Up, Liquidation and Distribution of
                           Assets                                             42
                  10.4     Certificate of Dissolution                         43
                  10.5     Effect of Dissolution                              43
                  10.6     Return of Contribution Nonrecourse to Other
                           Partners                                           44

         XI       MISCELLANEOUS PROVISIONS                                    44
                  11.1     Notices                                            44
                  11.2     Books of Account and Records                       44
                  11.3     Application of Ohio Law                            44
                  11.4     Waiver of Action for Partition                     44
                  11.5     Amendments                                         45
                  11.6     Execution of Additional Instruments                46
                  11.7     Headings                                           46
                  11.8     Waivers                                            46
                  11.9     Rights and Remedies Cumulative                     46
                  11.10    Severability                                       46
                  11.11    Heirs, Successors and Assigns                      46
                  11.12    Creditors                                          47
                  11.13    Counterparts                                       47
                  11.14    Integrated Agreement                               47


              AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
                            LEXFORD PROPERTIES, L.P.

         This AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT (the "Agreement") is made and entered into as of the 1st day of October, 1999, by and between ERP OPERATING LIMITED PARTNERSHIP, an Illinois limited partnership, as a limited partner ("ERP"), and LEXFORD PARTNERS, L.L.C., an Ohio limited liability company, as the general partner ("Lexford LLC" or the "General Partner").

                                R E C I T A L S:

         WHEREAS, Lexford Properties, L.P. (the "Partnership") was formed as a limited partnership under the laws of the State of Ohio by a Certificate of Limited Partnership filed with the Ohio Secretary of State on March 30, 1998 (the "Certificate");

         WHEREAS, prior to the date hereof, the Partnership was governed by that certain Agreement of Limited Partnership of the Partnership, dated as of April 29, 1999, as amended (the "Original Partnership Agreement"), by and between Lexford LLC, as general partner, and Lexford Residential Trust, a Maryland real estate investment trust, as limited partner ("Lexford");

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated June 30, 1999 (the "Merger Agreement), on October 1, 1999, prior to the execution hereof, Lexford merged with and into Equity Residential Properties Trust, a Maryland real estate investment trust ("EQR") (the "Merger");

         WHEREAS, pursuant to the Merger, EQR succeeded to all of Lexford's rights and obligations as a limited partner in the Partnership;

         WHEREAS, pursuant to that certain Assignment agreement, dated October 1, 1999, by and between EQR and ERP, subsequent to the Merger and immediately prior to the execution hereof, EQR assigned and ERP accepted all of EQR's rights and obligations as a limited partner in the Partnership; and

         WHEREAS, ERP and Lexford LLC now desire to amend and restate the Original Partnership Agreement on the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  1.1 DEFINITIONS . Unless otherwise expressly provided herein, the following terms used in this Limited Liability Partnership Agreement shall have the following meanings:

                  (a) "ACT" shall mean the provisions of Title XVII, Chapter 1782 of the Ohio Revised Code, as it may be amended from time to time.

                  (b) "ADDITIONAL PARTNER" shall mean any Person admitted to the Partnership as a Partner pursuant to Section 9.2 hereof.

                  (c) "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each Fiscal Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
         1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (d) "ADJUSTED CAPITAL ACCOUNT DEFICIT" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

                           (i) decrease such deficit by any amounts which such
                  Partner is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulation Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

                           (ii) increase such deficit by the items described in
                  Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and
                  (6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                  (e) "AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any officer, director, manager, partner, or general partner of such Person, or (iv) any Person who is an officer, director, manager, general partner, partner, trustee, or holder of ten percent (10%) or more of the voting interests of any Person described in clauses (i) through (iii) of this sentence. For purposes of this definition, the term "controls", "is controlled by" or "is under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

                  (f) "ASSIGNEE" shall mean a Person to whom one or more Partnership Interests have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Partner, and who has the rights set forth in Section 8.5.

                  (g) "BANKRUPTCY" shall mean the definition ascribed to such term in the definition of the term "Incapacity".

                  (h) "CAPITAL ACCOUNT" as of any given date shall mean the Capital Account maintained for each Partner pursuant to Section 6.2 hereafter.

                  (i) "CAPITAL CASH FLOW" shall mean, for purposes of this Agreement and for a given period of time, the sum of the cash proceeds plus the fair market value of any other consideration received by the Partnership from a Major Capital Event, less the sum of (i) any portion of such proceeds applied toward the repayment of any indebtedness being refinanced or secured by or relating to the property being disposed of, plus (ii) reasonable reserves required in the sole discretion of the General Partner, plus (iii) any expenses incurred in connection with such Major Capital Event.

                  (j) "CAPITAL CONTRIBUTION" shall mean the sum of any cash plus the fair market value of any property, as determined by the General Partner, contributed to the capital of the Partnership by a Partner.

                  (k) "CERTIFICATE" shall have the meaning as described in the Recitals hereto.

                  (l) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any corresponding provisions of succeeding law.

                  (m) "COMMON PARTNERSHIP INTERESTS" shall mean any Partnership Interest other than a Preference Interest.

                  (n) "DEPRECIATION" shall mean, for each Fiscal Year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

                  (o) "DISTRIBUTABLE FUNDS FROM PARTNERSHIP OPERATIONS" shall mean the sum of Operating Cash Flow and Capital Cash Flow.

                  (p) "ENTITY" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative or association or any foreign trust or foreign business organization.

                  (q) "EQR" shall mean Equity Residential Properties Trust, a Maryland real estate investment trust.

                  (r) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  (s) "ERP" shall mean ERP Operating Limited Partnership, an Illinois limited partnership.

                  (t) "FISCAL YEAR" shall mean the Partnership's fiscal year, which shall be the calendar year.

                  (u) "GENERAL PARTNER" shall mean ERP or such other Partner as the Partners may designate in accordance with this Agreement.

                  (v) "GROSS ASSET VALUE" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                           (i) The initial Gross Asset Value of any asset
                  contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partner.

                           (ii) Immediately prior to the times listed below, the
                  Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt:

                                    (1) the acquisition of an additional
                           interest in the Partnership by a new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                                    (2) the distribution by the Partnership to a
                           Partner of more than a DE MINIMIS amount of Partnership property as consideration for an interest in the Partnership if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                                    (3) the liquidation of the Partnership
                           within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); and

                                    (4) at such other times as the General
                           Partner shall reasonably determine necessary or advisable in order to comply with Treasury Regulation Sections 1.704-1(b) and 1.704-2.

                           (iii) the Gross Asset Value of any Partnership asset
                  distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the General Partner.

                           (iv) The Gross Asset Value of Partnership assets
                  shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph
                  (iv) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (ii) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

                           (v) If the Gross Asset Value of a Partnership asset
                  has been determined or adjusted pursuant to subparagraph (i),
                  (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

                  (w) "INCAPACITY" or "INCAPACITATED" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her Person or estate, (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter, (iii) as to any partnership or limited liability company which is a Partner, the dissolution and commencement of winding up of the partnership or limited liability company, (iv) as to any estate which is a Partner, the distribution by the fiduciary of the estate's entire interest in the Partnership, (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee) or (vi) as to any Partner, the Bankruptcy of such Partner. For purposes of this definition, Bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect,
         (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof,
         (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver of liquidator has not been vacated or stayed within ninety (90) days of such appointment or (h) an appointment referred to in clause (g) is not vacated within ninety (90) days after the expiration of any such stay.

                  (x) "INDEMNITEE" (i) shall mean any Person subject to a claim or demand made or threatened to be made a party to, or involved or threatened to be involved in, an action, suit or proceeding by reason of his or her status as (a) the General Partner or (b) a director, officer, employee or agent of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

                  (y) "LIMITED PARTNER" shall mean and include any Partner that is not a General Partner.

                  (z) "LOSSES" shall have the meaning given it in Section 6.3(c) hereafter.

                  (aa) "MAJOR CAPITAL EVENT" The placement of new or additional financing upon all or any portion of the Partnership's assets or any interest therein; the refinancing of any existing or new financing upon all or any portion of the Partnership's assets or any interest therein; or the sale, exchange, condemnation, casualty loss or other disposition (whether voluntary or involuntary) of substantially all of the Partnership's assets (including any disposition in consideration for securities in any real estate investment trust or other entity).

                  (bb) "MAJORITY-IN-INTEREST" shall mean Partner(s) who, individually or collectively, own greater than fifty percent (50%) of the Percentage Interests.

                  (cc) "NONRECOURSE DEDUCTIONS" shall have the meaning set forth in Treasury Regulation Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year of the Partnership shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(c).

                  (dd) "NONRECOURSE LIABILITY" shall have the meaning set forth in Treasury Regulation Section 1.752-1(a)(2).

                  (ee) "OFFICIAL RECORDS" shall mean the Partnership's official records which are to be maintained by the General Partner of the Partnership at the Partnership's principal place of business.

                  (ff) "OPERATING CASH FLOW" shall mean, for purposes of this Agreement and for a given period of time, all cash received by the Partnership from any source (but excluding Capital Cash Flow), less the sum of the following (to the extent not paid from Capital Cash Flow): cash expended for all debts and expenses of the Partnership; principal and interest payments on any indebtedness of the Partnership; capital expenditures; and reasonable reserves required in the sole determination of the General Partner.

                  (gg) "OTHER SECURITIES TERM SHEET" shall have the meaning given it in Section 6.1(c) hereof.

                  (hh) "PARTNER" shall mean each of the Persons or Entities who from time to time are admitted and continue as General Partners or Limited Partners of the Partnership pursuant to the terms hereof.

                  (ii) "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

                  (jj) "PARTNER NONRECOURSE DEBT" shall mean "partner nonrecourse debt" as defined in Treasury Regulation Section 1.704-2(b)(4).

                  (kk) "PARTNER NONRECOURSE DEDUCTIONS" shall mean "partner nonrecourse deductions" as defined in Treasury Regulation Section 1.704-2(i)(2) and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Fiscal Year of the Partnership shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(i)(2).

                  (ll) "PARTNERSHIP" shall mean Lexford Properties, L.P., an Ohio limited partnership.

                  (mm) "PARTNERSHIP INTEREST" shall mean a Partner's entire interest in the Partnership, including such Partner's Percentage Interest and such other rights and privileges that the Partner may enjoy by being a Partner.

                  (nn) "PARTNERSHIP MINIMUM GAIN" shall mean "partnership minimum gain" as defined in Treasury Regulation Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Fiscal Year of the Partnership shall be determined in accordance with the rules of Treasury Regulation Section 1.704-2(d).

                  (oo) "PERCENTAGE INTEREST" shall mean, for any Partner, the percentage as set forth on Exhibit A hereto. Exhibit A shall be amended from time to time to reflect any adjustments made to a Partner's Percentage Interest.

                  (pp) "PERSON" shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors, and assigns of such "Person" where the context so permits.

                  (qq) "PREFERENCE INTEREST" shall mean any class or series of Partnership Interest designated as a Preference Interest pursuant to an Other Securities Term Sheet adopted in accordance with Section 6.1(c) hereof.

                  (rr) "PROFITS" shall have the meaning given it in Section 6.3(c) hereof.

                  (ss) "PROFITS" or "LOSSES" means for each Fiscal Year, an amount equal to the Partnership's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                           (i) Any income of the Partnership that is exempt from
                  federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits or Losses shall be added to such taxable income or loss;

                           (ii) Any expenditures of the Partnership described in
                  Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation
                  Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits or Losses shall be subtracted from such taxable income or loss;

                           (iii) In the event the Gross Asset Value of any
                  Partnership asset is adjusted pursuant to subparagraph (ii) or
                  (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

                           (iv) Gain or loss resulting from any disposition of
                  property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                           (v) In lieu of the depreciation, amortization, and
                  other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

                           (vi) To the extent an adjustment to the adjusted tax
                  basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

                           (vii) Notwithstanding any other provision of this
                  definition of Profits or Losses, any items of gross income or deduction which are specially allocated pursuant to any Other Securities Term Sheet and any items which are specially allocated pursuant to Section 6.5 shall not be taken into account in computing Profits or Losses. The amounts of items of Partnership income, gain, loss, or deduction available to be specially allocated pursuant to Section 6.5 shall be determined by applying rules analogous to those set forth in this definition of Profits or Losses.

                  (tt) "QUALIFIED TRANSFEREE" shall mean an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

                  (uu) "REAL ESTATE INVESTMENT TRUST" shall mean a real estate investment trust, as defined in Section 856 of the Code.

                  (vv) "REFERENCE RATE" shall mean the rate as announced, from time to time, by Chemical Bank, a New York State banking corporation, as its "base rate" or "reference rate".

                  (ww) "REGULATORY ALLOCATIONS" shall have the meaning set forth in Section 6.5(a)(viii).

                  (xx) "REIT CHARTER" shall mean the Amended and Restated Declaration of Trust of EQR.

                  (yy) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                  (zz) "SUBSIDIARY" shall mean with respect to any Person, any corporation, limited liability company, trust, partnership or joint venture, or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

                  (aaa) "SUBSTITUTED PARTNER" shall mean a Person admitted as a Limited Partner under Section 8.4.

                  (bbb) "TAX ITEMS" shall have the meaning set forth in Section 6.6(a).

                  (ccc) "TREASURY REGULATIONS" shall include proposed, temporary and final regulations promulgated under the Code in effect as of the date of filing the Certificate and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

                  (ddd) "UNITS" shall mean units of Common Partnership Interest or Preference Interests, as the case may be.

                  1.2 INTERPRETATION . The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms. As used in this Agreement, the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." As used in this Agreement, the terms "herein," "hereof" and "hereunder" shall refer to this Agreement in its entirety. Any references in this Agreement to "Sections" or "Articles" shall, unless otherwise specified, refer to Sections or Articles, respectively, in this Agreement.

                                 ARTICLE II

                          ORGANIZATIONAL MATTERS

                  2.1 CONTINUATION . The Partners hereby agree to continue the Partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

                  2.2 NAME . The name of the Partnership is Lexford Properties, L.P., provided that the General Partner may elect to transact business in other names in those jurisdictions where they deem it necessary for purposes of complying with the requirements of local law.

                  2.3 PRINCIPAL PLACE OF BUSINESS . The principal place of business of the Partnership shall be Two N. Riverside Plaza, Suite 400, Chicago, Illinois 60606. The Partnership may relocate its principal place of business to any other place or places as the General Partner may from time to time deem advisable. Additional offices may be maintained and acts done at any other place appropriate for accomplishing the purposes of the Partnership, all as determined by the General Partner.

                  2.4 REGISTERED OFFICE AND REGISTERED AGENT . The Partnership's initial registered office shall be at the office of its registered agent at 50 W. Broad Street, Suite 1120, Columbus, Ohio 43215, and the name of its initial registered agent at such address shall be Lexis Document Services, Inc. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Ohio Secretary of State pursuant to the Act.

                  2.5 TERM . The term of the Partnership shall commence as of the date hereof and shall be until October 1, 2049, unless sooner terminated in accordance with either the provisions of this Agreement or the Act.

                  2.6 POWER OF ATTORNEY .

                  (a) GENERAL. Each Partner and each Assignee who accepts a Partnership Interest (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any liquidating trustee and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                           (i) execute, swear to, acknowledge, deliver, file and
                  record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or any liquidating trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership in the State of Ohio and in all other jurisdictions in which the Partnership may conduct business or own property, (b) all instruments that the

                  General Partner or any liquidating trustee deem appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms,
                  (c) all conveyances and other instruments or documents that the General Partner or any liquidating trustee or deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation, (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article VIII or IX hereof or the Capital Contribution of any Partner and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interests; and

                           (ii) execute, swear to, acknowledge and file all
                  ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any liquidating trustee, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any liquidating trustee, to effectuate the terms or intent of this Agreement.

         Nothing contained in this Section 2.6 shall be construed as authorizing the General Partner or any liquidating trustee to amend this Agreement except in accordance with Section 11.5 hereof or as may be otherwise expressly provided for in this Agreement.

                  (b) IRREVOCABLE NATURE. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner or any liquidating trustee to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Partner or Assignee and the transfer of all or any portion of such Partner's or Assignee's Partnership Interests and shall extend to such Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any liquidating trustee, acting in good faith pursuant to such power of attorney; and each such Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any liquidating trustee, taken in good faith under such power of attorney. Each Partner or Assignee shall execute and deliver to the General Partner or the liquidating trustee, within fifteen (15) days after receipt of the General Partner's or liquidating trustee's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the liquidating trustee, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                                 ARTICLE III

                           BUSINESS OF PARTNERSHIP

                  3.1 PURPOSE AND BUSINESS . The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in a manner as to permit EQR at all times to be classified as a REIT, unless EQR ceases to qualify or is not qualified as a REIT for any reason or reasons not related to the business conducted by the Partnership, (ii) to enter into any corporation, partnership, joint venture, trust, limited liability company or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged, directly or indirectly, in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, the Partners acknowledge that the status of EQR as a REIT inures to the benefit of all the Partners and not solely to EQR or its Affiliates.

                  3.2 POWERS . The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, acquire, own, manage, improve and develop real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of EQR to continue to qualify as a REIT, (ii) could subject EQR to any additional taxes under Section 857 or Section 4981 of the Code, (iii) could cause the Partnership to be classified as a publicly traded partnership under Section 7704 of the Code, or (iv) could violate any law or regulation of any governmental body or agency having jurisdiction over any General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

                                   ARTICLE IV

                           MANAGEMENT OF PARTNERSHIP;
                      RIGHTS AND DUTIES OF GENERAL PARTNER

                  4.1 MANAGEMENT .

                  (a) All management powers over the business and affairs of the Partnership are and shall be vested exclusively in the General Partner, and no other Partner or Person shall have any right or authority to act for or by the Partnership except as permitted in this Agreement or as required by law. No Partner is an agent of the Partnership solely by virtue of being a Partner, and no Partner has authority to act for the Partnership solely by virtue of being a Partner.

                  (b) Except as provided herein, each of the Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, to the full extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

                  (c) The General Partner shall not take any action (or fail to take any action) if the consequence of such action (or inaction) would be (i) to cause EQR to fail to qualify as a real estate investment trust ("REIT") for federal or applicable state income tax purposes or
         (ii) to cause ERP to fail to qualify as a partnership for federal or applicable state income tax purposes, or (iii) to cause the Partnership, ERP, or EQR to be classified as a publicly traded partnership under Section 7704 of the Code or an "investment company" as defined in, or otherwise be subject to regulation under, the Investment Company Act of 1940, as amended.

                  4.2 LIABILITY FOR CERTAIN ACTS . The General Partner shall perform its duties as General Partner in good faith, in a manner it or its representatives reasonably believes to be in the best interests of the Partnership, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A General Partner who so performs the duties as General Partner shall not have any liability by reason of being or having been a General Partner of the Partnership. The General Partner does not in any way guarantee the return of the Partners' Capital Contributions or a profit for the Partners from the operations of the Partnership. Notwithstanding any other provision of this Agreement, the General Partner shall not be liable to the Partnership or to any Partner for any loss or damage sustained by the Partnership or any Partner, unless the loss or damage shall have been the result of fraud, deceit, gross negligence, willful misconduct, or a wrongful taking by the General Partner.

                  4.3 GENERAL PARTNER AND LIMITED PARTNERS HAVE NO EXCLUSIVE DUTY TO PARTNERSHIP . The General Partner shall not be required to manage the Partnership as its sole and exclusive function, and it (and any Partner) may have other business interests and may engage in other activities in addition to those relating to the Partnership. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the General Partner and/or any other Partner or to the income or proceeds derived therefrom, notwithstanding that such investments or activities may be competitive with the business of the Partnership. Neither the General Partner nor any other Partner shall incur any liability to the Partnership or to any of the Partners as a result of engaging in any other business or venture. The General Partner may, in its sole discretion, on behalf of the Partnership, purchase, sell or lease real or personal property from or to any Partner (including the General Partner) or pay fees or compensation to any Partner (including the General Partner) for any efforts or commitments in connection with the business of the Partnership or otherwise deal with any Partner (including the General Partner) or any firm in which any Partner (including the General Partner) is directly or indirectly interested, and neither the Partnership nor any of its Partners shall have any rights in or to any income or profits received by such Partner or General Partner in a transaction with the Partnership.

                  4.4 INDEMNIFICATION .

                  (a) GENERAL. The Partnership shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, reasonable attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the Partnership or the General Partner or the operation of, or the ownership of property by, any of them as set forth in this Agreement in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services or
         (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guarantee, contractual obligation for any indebtedness or other obligation or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 4.4 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this
         Section 4.4. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section
         4.4. With respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 4.4 shall be made only out of the assets of the Partnership, and any insurance proceeds from the liability policy covering the General Partner and any Indemnitee, and neither a General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 4.4.

                  (b) ADVANCEMENT OF EXPENSES. Reasonable expenses expected to be incurred by an Indemnitee shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this
         Section 4.4 has
         been met and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

                  (c) NO LIMITATION OF RIGHTS. The indemnification provided by this Section 4.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnitee is indemnified.

                  (d) INSURANCE. The Partnership may purchase and maintain insurance on behalf of the Indemnitees and such other Persons as the General Partner shall determine against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

                  (e) BENEFIT PLAN FIDUCIARY. For purposes of this Section 4.4,
         (i) excise taxes assessed on an Indemnitee, or for which the Indemnitee is otherwise found liable, with respect to an ERISA Plan pursuant to applicable law shall constitute fines within the meaning of this
         Section 4.4 and (iii) actions taken or omitted by the Indemnitee with respect to an ERISA Plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of such ERISA Plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

                  (f) NO PERSONAL LIABILITY FOR PARTNERS. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

                  (g) INTERESTED TRANSACTIONS. An Indemnitee shall not be denied indemnification in whole or in part under this Section 4.4 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (h) BENEFIT. The provisions of this Section 4.4 are for the benefit of the Indemnitees, their employees, officers, directors, trustees, heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 4.4, or any provision hereof, shall be prospective only and shall not in any way affect the limitation on the Partnership's liability to any Indemnitee under this Section 4.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or related to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

                  (i) INDEMNIFICATION PAYMENTS NOT DISTRIBUTIONS. If and to the extent any payments to the General Partner pursuant to this Section 4.4 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

                  (j) EXCEPTION TO INDEMNIFICATION. Notwithstanding anything to the contrary in this Agreement, a General Partner shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which such General Partner is obligated to indemnify the Partnership under any other agreement between such General Partner and the Partnership.

                  4.5 OTHER MATTERS CONCERNING THE GENERAL PARTNER .

                  (a) RELIANCE ON DOCUMENTS. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

                  (b) RELIANCE ON ADVISORS. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by them, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                  (c) ACTION THROUGH AGENTS. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                  (d) ACTIONS TO MAINTAIN REIT STATUS. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of a General Partner to refrain from acting on behalf of the Partnership undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of EQR to continue to qualify as a REIT or (ii) to allow EQR to avoid incurring any liability for taxes under Section 857 or 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Partners.

                  4.6 RELIANCE BY THIRD PARTIES . Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership, to enter into any contracts on behalf of the Partnership and to take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                  4.7 AFFILIATED COMPENSATION . The General Partner may retain such Persons or Entities as it shall determine (including any Person or Entity in which the General Partner shall have an interest or of which it is an Affiliate) to provide services to or on behalf of the Partnership for such reasonable compensation as the General Partner deems to be appropriate.

                  4.8 TITLE TO PARTNERSHIP ASSETS . Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partners, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets, including any bank accounts, may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of any General Partner or any nominee or Affiliate of the General Partner shall be held by that General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

                                    ARTICLE V

                       RIGHTS AND OBLIGATIONS OF PARTNERS

                  5.1 ADMISSION OF PARTNERS . Each of the Partners listed on Exhibit A is hereby admitted and shall be recognized as a Partner of the Partnership. No other Person shall be admitted or recognized as a Partner of the Partnership, unless such Person is admitted in accordance with this Agreement. The Partnership shall not at any time have more than one hundred (100) Partners. For purposes of the preceding sentence, a Partner shall include any Person indirectly owning an interest in the Partnership through a partnership, limited liability company, S corporation or grantor trust (such entity, a "flow through entity"), but only if (i) substantially all of the value of such Person's interest in the flow through entity is attributable to the flow through entity's interest (direct or indirect) in the Partnership, in each case within the meaning of Treasury Regulation
         Section 1.7704-1(h) and (ii) a principal purpose of the use of the flow through entity is to permit the Partnership to satisfy the 100 partner limitation in Treasury Regulation Section 1.7704-1(h)(1)(ii).

                  5.2 LIMITATION OF LIABILITY . Each Partner's liability shall be limited as set forth in this Agreement, the Act and other applicable law.

                  5.3 LIST OF PARTNERS . Upon written request of any Partner, the General Partner shall provide a list showing the names, addresses and Percentage Interests of all Partners.

                  5.4 PARTNERSHIP BOOKS . The General Partner of the Partnership shall maintain and preserve, during the term of the Partnership, and for a time period thereafter consistent with reasonable record retention policies, all accounts, books, Official Records and other relevant Partnership documents. Upon reasonable request, each Partner shall have the right, during ordinary business hours, to inspect and copy such Partnership documents at the requesting Partner's expense.

                  5.5 REPRESENTATION BY PARTNERS . Each Partner represents and warrants to the other Partners and to the Partnership as follows:

                  (a) All transactions contemplated by this Agreement to be performed by such Partner have been duly authorized by all necessary action and do not require the consent or approval of any third party, and such Partner has all necessary power with respect thereto.

                  (b) The consummation of the transactions contemplated by this Agreement will not (and with the giving of notice or lapse of time or both would not) result in a breach or violation of, or a default or loss of contractual benefits under, any trust agreement or other agreement by which such Partner or any of such Partner's properties is bound, or any statute, regulation, order or other law to which such Partner or any of such Partner's properties is subject, or give rise to a lien or other encumbrance upon any of such Partner's properties or assets.

                  (c) This Agreement is a valid and binding agreement on the part of such Partner, enforceable in accordance with its terms.

                  (d) Such Partner's interest in the Partnership will be acquired solely by and for the account of such Partner and is not being purchased for subdivision, fractionalization, resale or distribution; such Partner has no contract, undertaking, agreement or arrangement with any person to sell or transfer to such person or anyone else such Partner's interests in the Partnership (or any part thereof); and such Partner has no present plans or intentions to enter into any such contract, undertaking or arrangement.

                  (e) Such Partner's interests in the Partnership have not and will not be registered under the federal Securities Act of 1933, as amended, or the securities laws of any state, and cannot be sold or transferred without compliance with the registration provisions of said Act or state laws or compliance with exemptions, if any, available thereunder. Such Partner understands that neither the Partnership nor any Partner have any obligation or intention to register the interests in the Partnership under any federal or state securities act or law, or to file the reports to make public the information required by Rule 144 under the Securities Act of 1933, as amended.

                  (f) Such Partner: (i) has such knowledge and experience in financial and business matters in general, and in investments of the type made by the Partnership in particular, that such Partner is capable of evaluating the merits and risks of an investment in the Partnership; (ii) has a financial condition that is such that such Partner has no need for liquidity with respect to such Partner's investment in the Partnership to satisfy any existing or contemplated undertaking or indebtedness; (iii) is able to bear the economic risk of such Partner's investment in the Partnership for an indefinite period of time, including the risk of losing all of such investment, and loss of such investment would not materially adversely affect such Partner;
         (iv) has either secured independent tax advice with respect to the investment in the Partnership, upon which such Partner is solely relying, or such Partner is sufficiently familiar with the income taxation of entities similar to the Partnership that such Partner has deemed such independent advice unnecessary; and (v) has sufficient liquidity and net worth to satisfy, when required, its financial commitments to the Partnership.

                  (g) Such Partner acknowledges that all documents pertaining to the transaction have been made available to it and such Partner has been allowed an opportunity to ask questions and receive answers thereto and to verify and clarify any information contained in the documents.

                  (h) Such Partner has relied solely upon the documents submitted to such Partner and independent investigations made by such Partner in making the decision to become a Partner, and acknowledges that no representations or agreements other than those set forth in this Agreement have been made in respect thereto.

                  (i) Such Partner expressly acknowledges that: (i) such Partner's interests in the Partnership are speculative investments that involve a high degree of risk of loss of the entire investment of such Partner in the Partnership; (ii) no federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the documents submitted to such Partner or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of an investment in the Partnership; (iii) there are restrictions on the transferability of the interests in the Partnership; there will be no public market for the interests in the Partnership; and, accordingly, it may not be possible for such Partner to liquidate such Partner's investment in the Partnership; and (iv) any anticipated federal or state income tax benefits applicable to such Partner's interests in the Partnership may be lost through changes in, or adverse interpretations of, existing laws and regulations.

                  (j) Such Partner has not offered or sold to any Person interests in such Partner that could or would have the effect of subjecting the Partnership to the registration requirements of the federal Securities Act of 1933, as amended, or any applicable state securities law, or exposing the Partnership, the other Partners or any Affiliates of the other Partners to any disclosure obligations or liabilities under any applicable federal or state securities law.

                  (k) Such Partner is an "accredited investor", within the meaning of Rule 501 promulgated under the Securities Act of 1933. A Partner who receives the return in whole or in part of its contribution is liable to the Partnership only to the extent, if any, provided by the Act.

                                   ARTICLE VI

          CAPITAL CONTRIBUTIONS TO THE PARTNERSHIP; CAPITAL ACCOUNTS;
                           DISTRIBUTIONS; ALLOCATIONS

                  6.1 PARTNERS' CAPITAL AND INTERESTS IN THE PARTNERSHIP .

                  (a) INITIAL CAPITAL CONTRIBUTIONS. The Partners shall own Partnership Interests of the class and in the amounts set forth in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to accurately reflect exchanges, redemptions, Capital Contributions, the issuance of additional Partnership Interests or similar events having an effect on a Partner's Percentage Interest. Except as required by law or as otherwise provided in subsection (b) hereof and Section 7.4(e), no Partner shall be required or permitted to make any additional Capital Contributions or loans to the Partnership.

                  (b) GENERAL. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the acquisition of additional properties or for such other Partnership purposes as the General Partner may determine. Additional Funds may be raised by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this subsection (b). No Person shall have any preemptive, preferential or similar right or rights to subscribe for or acquire any Partnership Interest.

                  (c) ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS. The General Partner may raise all or any portion of the Additional Funds by accepting additional Capital Contributions of cash. The General Partner may also accept additional Capital Contributions of real property or other non-cash assets. In connection with any such additional Capital Contributions (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue to Partners (including the General Partner) or other Persons (including, without limitation, in connection with the contribution of property to the Partnership) additional Common Partnership Interests, or Preference Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Ohio law, and as set forth by an other securities term sheet to this Agreement (an "Other Securities Term Sheet"), including without limitation: (i) the allocations of items of Profit, Loss, income, gain, loss, deduction and credit to such class or series of Preference Interests; (ii) the right of each such class or series of Preference Interests to share in distribution of Distributable Funds from Partnership Operations; (iii) the rights of each such class or series of Preference Interests upon dissolution and liquidation of the Partnership; and (iv) the right to vote. In the event that the Partnership issues additional Preference Interests pursuant to this subsection (c), the General Partner shall make such revisions to this Agreement (including but not limited to an Other Securities Term Sheet and the revisions described in Sections 9.3 and 6.8) as it determines are necessary to reflect the issuance of such additional Preference Interests.

                  (d) PERCENTAGE INTEREST ADJUSTMENTS IN THE CASE OF CAPITAL CONTRIBUTIONS FOR PARTNERSHIP INTERESTS. Upon the acceptance of additional Capital Contributions in exchange for Partnership Interests, the Percentage Interest related thereto, and the Percentage Interest of each other Partner shall be equal to the amounts agreed to by the Partnership and the contributors.

                  (e) NO PREEMPTIVE RIGHTS. Except to the extent expressly granted by the Partnership, pursuant to another agreement, no Person shall have any preemptive, preferential or other similar right with respect to (i) making additional Capital Contributions to the Partnership or (ii) issuance or sale of any Partnership Interests.

                  (f) LIMITED LIABILITY. Anything in this Agreement to the contrary notwithstanding, the personal liability of any Partner arising out of or in any manner relating to the Partnership shall be limited to and shall not exceed that Partner's Capital Contribution made and required to be made hereunder. No Partner shall have any personal liability for liabilities or obligations of the Partnership, except to the extent of its Capital Contributions as aforesaid, and, except as aforesaid, no Partner shall be required to make any further or additional contributions to the capital of the Partnership or to lend or advance funds to the Partnership for any purpose.

                  (g) NO BENEFIT TO CREDITORS. The obligation, if any, of a Partner to contribute to the capital of the Partnership is solely and exclusively for the benefit of the Partnership and the Partners, and is not intended to confer rights on any third party. Without limiting the generality of the foregoing, no creditor of the Partnership shall be deemed a third party beneficiary of any obligation of any Partner to contribute capital or make advances to the Partnership.

                  6.2 CAPITAL ACCOUNTS .

                  (a) A separate Capital Account shall be maintained for each Partner. Each Partner's Capital Account shall be (a) CREDITED WITH (i) the amount of money contributed by such Partner, (ii) the Gross Asset Value of property contributed by such Partner (net of liabilities encumbering such contributed property that the Partnership is considered to assume or take subject to under

         Section 752 of the Code), and (iii) allocations to such Partner of Partnership income and gain (or items thereof) (including income and gain exempt from tax and income and gain described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treasury Regulation Section 1.704-1(b)(4)(i)); and (b) DEBITED WITH (i) the amount of money distributed to such Partner, (ii) the Gross Asset Value of property distributed to such Partner (net of liabilities encumbering such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code),
         (iii) allocations to such Partner of expenditures described in Section 705(a)(2)(B) of the Code (including expenditures deemed to be Section 705(a)(2)(B) expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i)), and (iv) allocations to such Partner of Partnership loss and deduction (or item thereof) (including loss and deduction described in Treasury Regulation Section 1.704-1(b)(2)(iv)(g), but excluding: (A) items described in (b)(iii) above, and (B) loss or deduction described in Treasury Regulations Sections 1.704-1(b)(4)(i) or (iii)).

                  (b) The Capital Accounts of the Partners may, in the sole discretion of the General Partner, be adjusted to reflect a revaluation of Partnership property (including intangible assets such as goodwill) on the books of the Partnership if such adjustments are made principally for a substantial non-tax business purpose (i) in connection with a contribution of money or other property (other than a DE MINIMIS amount) to the Partnership by a new or existing Partner as consideration for an interest in the Partnership, or (ii) in connection with the liquidation of the Partnership or a distribution of money or other property (other than a DE MINIMIS amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership. Such Capital Account adjustments, if made under these circumstances, shall (i) be based on the fair market value of Partnership property (taking Section 7701(g) of the Code into account) on the date of adjustment, (ii) reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners if there were a taxable disposition of such property for such fair market value on that date and (iii) be made in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g) for allocations to the Partners of depreciation, depletion, amortization, and gain or loss, as computed for book purposes, with respect to such property.

                  (c) No Partner shall be entitled to a return of its Capital Contributions except by way of the distribution to it of assets upon the dissolution of the Partnership pursuant to the provisions of this Agreement. No interest shall be allocated to any Partner on the amount of its Capital Account.

                  (d) Except as provided in this Agreement or any Other Securities Term Sheet, there shall be no priority of one or more of the Partners over other Partners as to a return of Capital Contributions, withdrawals or distributions of Distributable Funds from Partnership Operations.

                  (e) A negative Capital Account of any Partner shall not be considered an asset of the Partnership at any time, and no Partner having a negative Capital Account shall be obliged to restore its negative Capital Account.

                  6.3 TIMING AND AMOUNT OF ALLOCATIONS OF PROFITS AND LOSSES . Profits and Losses of the Partnership shall be determined and allocated with respect to each Fiscal Year of the Partnership as of the end of each such year. Subject to the other provisions of this Article 6, an allocation to a Partner of a share of Profits or Losses shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Profits or Losses.

                  6.4 GENERAL ALLOCATIONS OF PROFITS AND LOSSES .

                  (a) IN GENERAL. Except as otherwise provided in this Article 6, Profits and Losses allocable with respect to a class of Partnership Interests, shall be allocated to each of the Partners holding such class of Partnership Interests in accordance with their respective Percentage Interest of such class.

                  (b) (i) PROFITS. Except as provided in Section 6.5, Profits for any Fiscal Year shall be allocated in the following manner and order of priority:

                                    (1) First, 100% to the holders of Common
                           Partnership Interests in an amount equal to the excess, if any, of the cumulative Losses allocated to the holders of Common Partnership Interests pursuant to Section 6.4(b)(ii)(3) for all prior Fiscal Years minus the cumulative Profits allocated to such holders pursuant to this Section 6.4(b)(i)(1) for all prior Fiscal Years;

                                    (2) Second, 100% to the holders of
                           Preference Partnership Interests in an amount equal to the excess, if any, of the cumulative Losses allocated to such holders pursuant to Section 6.4(b)(ii)(2) for all prior Fiscal Years minus the cumulative Profits allocated to such holders pursuant to this Section 6.4(b)(i)(2) for all prior Fiscal Years;

                                    (3) Third, 100% to the holders of Common
                           Partnership Interests in an amount equal to the excess, if any, of the cumulative Losses allocated to each such holder pursuant to Section 6.4(b)(ii)(1) for all prior Fiscal Years minus the cumulative Profits allocated to each holder pursuant to this
                           Section 6.2(b)(i)(3) for all prior Fiscal Years; and

                                    (4) 100% to the holders of Common
                           Partnership Interests in accordance with their respective Percentage Interests in the Common Partnership Interests.

         To the extent the allocations of Profits set forth above in any paragraph of this Section 6.4(b)(i) are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proration to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall.

                           (ii) LOSSES. Except as provided in Section 6.5,
                  Losses for any Fiscal Year shall be allocated in the following manner and order of priority:

                                    (1) First, 100% to the holders of Common
                           Partnership Interests in accordance with their respective Percentage Interests, until the Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute to the capital of the Partnership pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c)(2) and ignoring the Partner's Preference Interest) of each such Partner is zero;

                                    (2) Second, 100% to the holders of
                           Preference Interests, pro rata, in proportion to their Adjusted Capital Account balances, until the Adjusted Capital

                           Account of each such Partner is zero; provided, however that if there are multiple classes of Preference Interests with different liquidation preferences, then Losses allocated pursuant to this
                           Section 6.4(b)(ii)(2) shall be allocated among the classes of such holders of Preference Interests in reverse order to the order of liquidation preference of such class (and within such class, pro rata, in proportion to the Adjusted Capital Account balances of such Partners). For purposes of this Section 6.4(b)(ii)(2), the Adjusted Capital Account shall be determined by ignoring any amounts a holder is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c)(2)); and

                                    (3) 100% to the holders of Common
                           Partnership Interests in accordance with their respective Percentage Interests.

                  (c) ALLOCATIONS TO REFLECT ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS. In the event that the Partnership issues additional Partnership Interests to the General Partner, another existing Partner or any Additional Partner, the General Partner shall make such revisions to this Section 6.4 or to other provisions of this Agreement as it determines are necessary to reflect the terms of the issuance of such additional Partnership Interests, including making preferential allocations to certain classes of Partnership Interests, subject to the terms of any Other Securities Term Sheet.

                  6.5 ADDITIONAL ALLOCATION PROVISIONS . Notwithstanding the foregoing provisions of this Article 6:

                  (a) REGULATORY ALLOCATIONS.

                           (i) MINIMUM GAIN CHARGEBACK. Except as otherwise
                  provided in Treasury Regulation Section 1.704-2(f), notwithstanding the provisions of Section 6.4, or any other provision of this Article 6, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Treasury Regulation Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.5(a)(i) is
                  intended to qualify as a "minimum gain chargeback" within the meaning of Treasury Regulation Section 1.704-2(f) which shall be controlling in the event of a conflict between such Treasury Regulation and this Section 6.5(a)(i).

                           (ii) PARTNER MINIMUM GAIN CHARGEBACK. Except as
                  otherwise provided in Treasury Regulation Section 1.704-2(i)(4), and notwithstanding the provisions of Section 6.4, or any other provisions of this Article 6 (except Section 6.5(a)(i)), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section

                  1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.3A(ii) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Treasury Regulation Section 1.704-2(i) which shall be controlling in the event of a conflict between such Treasury Regulation and this Section 6.5(a)(ii).

                           (iii) NONRECOURSE DEDUCTIONS AND PARTNER NONRECOURSE
                  DEDUCTIONS. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partners in accordance with their respective Percentage Interest in Common Partnership Interests. Any Partner Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Partner(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Treasury Regulation Section 1.704-2(b)(4) and 1.704-2(i).

                           (iv) QUALIFIED INCOME OFFSET. If any Partner
                  unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Partnership income and gain shall be allocated, in accordance with Treasury Regulation Section 1.704-1(b)(2)(ii)(d), to the Partner in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulations, the Adjusted Capital Account Deficit of the Partner as quickly as possible provided that an allocation pursuant to this Section 6.5(a)(iv) shall be made if and only to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.5(a)(iv) were not in the Agreement. It is intended that this Section 6.5(a)(iv) qualify and be construed as a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Treasury Regulation and this Section 6.5(a)(iv).

                           (v) GROSS INCOME ALLOCATION. In the event any Partner
                  has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of (a) the amount (if any) such Partner is obligated to restore to the Partnership and (b) the amount such Partner is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(ii)(c) or the penultimate sentences of Treasury Regulation Section 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.5(a)(v) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.5(a)(v) and Section 6.5(a)(iv) were not in the Agreement.

                           (vi) LIMITATION ON ALLOCATION OF LOSSES. To the
                  extent any allocation of Losses would cause or increase an Adjusted Capital Account Deficit as to any Partner, such allocation of Losses shall be reallocated among the other Partners in accordance with their respective Percentage Interests in Common Partnership Interests, subject to the limitations of this Section 6.5(a)(vi).

                           (vii) SECTION 754 ADJUSTMENT. To the extent an
                  adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation Sections 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be
                  taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in accordance with their interests in the Partnership in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made in the event that Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

                           (viii) CURATIVE ALLOCATION. The allocations set forth
                  in Sections 6.5(a)(i), (ii), (iii), (iv), (v), (vi) and (vii) (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Treasury Regulation Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.3 and 6.4, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred.

                  (b) ALLOCATION OF NONRECOURSE LIABILITIES. For purposes of determining a Partner's proportional share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Partner's interest in Partnership profits shall be such Partner's Percentage Interest.

                  6.6 TAX ALLOCATIONS .

                  (a) IN GENERAL. Except as otherwise provided in this Section
         6.6 for income tax purposes each item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.4 and 6.5.

                  (b) ALLOCATIONS RESPECTING SECTION 704(C) REVALUATIONS. Notwithstanding Section 6.6(a), Tax Items with respect to Partnership property that is contributed to the Partnership by a Partner shall be shared among the Partners for income tax purposes pursuant to Treasury Regulations promulgated under Code Section 704(c), so as to take into account the variation, if any, between the basis of the property to the Partnership and its initial Gross Asset Value. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable regulations as selected by the General Partner. In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value (provided in Article 1), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable regulations consistent with the requirements of Treasury Regulation
         Section 1.704-1(b)(iv)(g) using any method approved under Code Section 704(c) and the applicable regulations as selected by the General Partner.

                  6.7 DISTRIBUTIONS OF OPERATING AND CAPITAL CASH FLOW .

                  (a) Distributions of Operating Cash Flow shall be made at least annually at such time or times as the General Partner shall determine. The Operating Cash Flow of the Partnership shall be distributed as follows:

                           (i) first, to the extent applicable, to the Partners
                  holding Preference Partnership Interests to the extent of the respective priorities (if any) established by the applicable Other Securities Term Sheet; and

                           (ii) thereafter, to the Partners in accordance with
                  their respective Percentage Interests.

                  (b) Distributions of Capital Cash Flow shall be made at such time as the General Partner shall determine. Except as otherwise provided in Section 10.3 hereafter with respect to liquidation of the Partnership, the Capital Cash Flow of the Partnership shall be distributed as follows:

                           (i) first, to pay such debts of the Partnership as
                  the General Partner shall determine;

                           (ii) second, to the extent applicable, to the
                  Partners holding Preference Partnership Interests to the extent of the respective priorities (if any) established by the applicable Other Securities Term Sheet; and

                           (iii) thereafter, to the Partners in accordance with
                  their respective Percentage Interests.

                  6.8 REVISIONS TO REFLECT ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS . If the Partnership issues Partnership Interests to the General Partner or any Additional Partner pursuant to this Article VI hereof, the General Partner shall make the revisions to this Article VI and Exhibit A as it deems necessary to reflect the issuance of such additional Partnership Interests without the requirements for any other consents or approvals.

                                   ARTICLE VII

                BOOKS OF ACCOUNT, RECORDS AND REPORTS; TAX ITEMS

                  7.1 RECORDS AND ACCOUNTING . The General Partner shall keep or cause to be kept at the principal office of the Partnership appropriate books and records with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Partners any information, lists and copies of documents required to be provided pursuant to Section 7.3. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

                  7.2 FISCAL YEAR . The fiscal year of the Partnership shall be the calendar year.

                  7.3 REPORTS .

                  (a) ANNUAL REPORTS. As soon as practicable, but in no event later than the date on which EQR mails its annual report to its shareholders, the General Partner shall cause to be mailed to each Partner an annual report, as of the close of the most recently ended Fiscal Year, containing financial statements of the Partnership, or of EQR if such statements are prepared solely on a consolidated basis with the Partnership, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by EQR

                  (b) QUARTERLY REPORTS. If and to the extent that the EQR mails quarterly reports to its shareholders, as soon as practicable, but in no event later than the date on such reports are mailed, EQR shall cause to be mailed to each Partner a report containing unaudited financial statements, as of the last day of such calendar quarter, of the Partnership, or of EQR if such statements are prepared solely on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

                  7.4 TAX MATTERS .

                  (a) PREPARATION OF TAX RETURNS. The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Partners for federal and state income tax reporting purposes.

                  (b) TAX ELECTIONS. Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code, including, without limitation, the election under Section 754 of the Code in accordance with applicable regulations thereunder. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

                  (c) TAX MATTERS PARTNER.

                           (i) GENERAL. The General Partner shall be the "tax
                  matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6223(c)(3) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number and profit interest of each of the Partners and any Assignees; provided, however, that such information is provided to the Partnership by the Partners.

                           (ii) POWERS. The tax matters partner is authorized,
                  but not required:

                                    (1) to enter into any settlement with the
                           IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Treasury Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a Partner of a "notice group" (as defined in
                           Section 6223(b)(2) of the Code);

                                    (2) if a notice of a final administrative
                           adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

                                    (3) to intervene in any action brought by
                           any other Partner for judicial review of a final adjustment;

                                    (4) to file a request for an administrative
                           adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

                                    (5) to enter into an agreement with the IRS
                           to extend the period for assessing any tax which is attributable to any item required to be taken into account by a Partner for tax purposes, or an item affected by such item; and

                                    (6) to take any other action on behalf of
                           the Partners of the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

         The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 4.4 shall be fully applicable to the tax matters partner in its capacity as such.

                           (iii) REIMBURSEMENT. The tax matters partner shall
                  receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm and/or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

                  (d) ORGANIZATIONAL EXPENSES. The Partnership shall deduct expenses, if any, incurred by it in organizing the Partnership as provided in Section 709 of the Code.

                  (e) WITHHOLDING. Each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Partner shall constitute a loan by the Partnership to such Partner, which loan shall be repaid by such Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Partner. Each Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Partner's Partnership Interest to secure such Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 7.4(e). If a Partner fails to pay any amounts owed to the Partnership pursuant to this Section 7.4(e) when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Partner, and in such event shall be deemed to have loaned such amount to such defaulting Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Partner (including, without limitation, the right to receive distributions). Any amounts payable by a Partner hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points (but not higher than the maximum lawful rate under the laws of the State of Ohio) from the date such amount is due (I.E., fifteen (15) days after demand) until such amount is paid in full. Each Partner shall take such actions as the Partnership or the General Partner shall request to perfect or enforce the security interest created hereunder.

                                  ARTICLE VIII

                           TRANSFERS AND WITHDRAWALS

                  8.1 TRANSFER .

                  (a) The term "transfer," when used in this Article VIII with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner purports to assign its Partnership Interest to another Person, and includes a sale, assignment, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. No part of the Partnership Interest of a Partner shall be subject to the claims of any creditor, any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered, except as may be specifically provided for in this Agreement.

                  (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article VIII. Any transfer or purported transfer of a Partnership Interest of a Limited Partner not made in accordance with this Article VIII shall be null and void AB INITIO unless otherwise consented by the General Partner in its sole and absolute discretion.

                  8.2 TRANSFER OF PARTNERSHIP INTERESTS OF THE GENERAL PARTNER AND HOLDERS OF COMMON PARTNERSHIP INTERESTS .

                  (a) Except as provided below, the General Partner shall not withdraw from the Partnership and shall not transfer all or any portion of its interest in the Partnership (whether by sale, statutory merger, consolidation, liquidation or otherwise) other than to one or more Persons wholly-owned, directly or indirectly, by ERP and/or EQR. Any prohibited transfer of the General Partner's Partnership Interest shall be void AB INITIO. Notwithstanding the foregoing, the General Partner shall be entitled to transfer its interest in the Partnership if such transfer would not violate the terms of an Other Securities Term Sheet.

                  (b) Except as otherwise provided in this Article VIII, a Limited Partner shall not withdraw from or transfer all or any portion of its Partnership Interest in the Partnership (whether by sale, statutory merger, consolidations, liquidation or otherwise) without the prior written consent of the General Partner (which consent may be given or withheld in the General Partner's sole and absolute discretion). Any attempted transfer of a Partnership Interest of a Limited Partner contrary to this Section 8.2(b) shall be void AB INITIO. To the extent the prior sentence does not have the effect of preventing any such proposed transfer, the transfer shall vest in the General Partner the authority to dissolve the Partnership, in its discretion.

                  8.3  LIMITED PARTNERS' RIGHTS TO TRANSFER .

                  (a) Any Limited Partner may, at any time without the consent of the General Partner, subject to the provisions of Section 8.6, (a) pledge (a "Pledge") all or any portion of its Partnership Interest to a lending institution, which is not an Affiliate of such Limited Partner, as collateral or security for a bona fide loss or other extension of credit, or (b) transfer such pledged Partnership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit. In addition, each Limited Partner or Assignee (resulting from a transfer made pursuant to the preceding sentence) shall have the right to transfer all or any portion of its Partnership Interest, subject to the provisions of Section 8.6 PROVIDED that any transfer of a Partnership Interest shall be made only to Qualified Transferees. It is a condition to any transfer otherwise permitted hereunder that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such transferred Partnership Interest and no such transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Limited Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its reasonable discretion. Notwithstanding the foregoing, any transferee of any transferred Partnership Interest shall be subject to any and all ownership limitations contained in the REIT Charter, which may limit or restrict such transferee's ability to exercise any of its redemption rights or exchange rights set forth in any applicable Other Securities Term Sheet. Any transferee, whether or not admitted as a Substituted Partner, shall take their Partnership Interest subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Partner, no transferee, whether by a voluntary transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in
         Section 8.5.

                  (b) If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of setting or managing the estate, and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

                  (c) The General Partner may prohibit any transfer otherwise permitted under this Section 8.3 by a Limited Partner of his or her Partnership Interest if, in the opinion of legal counsel to the Partnership, such transfer would require the filing of a registration statement under the Securities Act by the Partnership or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interest.

                  (d) No transfer by a Limited Partner of his or her Partnership Interest (including any redemption or exchange rights set forth in an applicable Other Securities Term Sheet or any other acquisition of Common Partnership Interest or Preference Interest by the General Partner or the Partnership) may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it could result in the Partnership being treated as an association taxable as a corporation or
         (ii) absent the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, such transfer could be treated as effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning on Section 7704 of the Code.

                  (e) No transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Treasury Regulation Section 1.752-4(b)) to any lender to the Partnership whose loss constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion; PROVIDED, that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange the Partnership Interest pursuant to the applicable Other Securities Term Sheet for any consideration in which a security interest is held simultaneously with the time at which such lender would be deemed to be a Partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

                  (f) No Limited Partner may withdraw from the Partnership except as a result of transfer, redemption or exchange of all of its Partnership Interest pursuant hereto or pursuant to the applicable Other Securities Term Sheet, as the case may be.

                  8.4  SUBSTITUTED PARTNER .

                  (a) Any Limited Partner shall have the right to substitute a transferee permitted by this Agreement as a Partner in his or her place. The General Partner shall have the right to consent to the admission of a permitted transferee of the interest of any other Partner, as a Substituted Partner pursuant to this Section 8.4, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such Partnership Interests to become a Substituted Partner shall not give rise to any cause of action against the Partnership or any Partner.

                  (b) A transferee who has been admitted as a Substituted Partner in accordance with this Article VIII shall have all the rights and powers and be subject to all the restrictions and liabilities of a Partner under this Agreement. The admission of any transferee as a Substituted Partner shall be subject to the transferee executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement (including, without limitation, such other documents or instruments as may be required to effect the admission, each in form and substance satisfactory to the General Partner) and the acknowledgment by such transferee that each of the representations and warranties set forth in
         Section 5.5 are true and correct with respect to such transferee as of the date of the transfer of the Partnership Interest to such transferee and will continue to be true to the extent required by such representations and warranties.

                  (c) Upon the admission of a Substituted Partner, the General Partner shall amend Exhibit A to reflect the name, address and Percentage Interest of such Substituted Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Partner.

                  8.5 ASSIGNEE . If the General Partner, with respect to a transferee requiring the General Partner's consent, does not consent, in its sole and absolute discretion, to the admission of any permitted transferee under Section 8.3 as a Substituted Partner, as described in
         Section 8.4, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a partnership interest under the Act, including the right to reserve distributions from the Partnership and the share of Profits, Losses, gain and loss attributable to the Partnership Interest assigned to such transferee, the rights to transfer the Partnership Interest provided in this Article VIII, the right of exchange of such Partnership Interest for consideration as set forth in any applicable Other Securities Term Sheet, but shall not be deemed to be a Partner for any other purpose under this Agreement, and shall not be entitled to effect a consent with respect to such Partnership Interest on any matter presented to the Partners for approval (such consent remaining with the transferor Partner). In the event any such transferee desires to make a further assignment of any such Partnership Interest, such transferee shall be subject to all the provisions of this Article VIII to the same extent and in the same manner as any Partner desiring to make an assignment of Partnership Interest. Notwithstanding anything contained in this Agreement to the contrary, as a condition to becoming an Assignee, any prospective Assignee must first execute and deliver to the Partnership an acknowledgment that each of the representation and warranties set forth in Section 5.5 hereof are true and correct with respect to such prospective Assignee as of the date of the prospective assignment of the Partnership Interest to such prospective Assignee and will continue to be true to the extent required by such representations or warranties.

                  8.6 GENERAL PROVISIONS .

                  (a) No Partner may withdraw from the Partnership other than as a result of (i) a transfer of all of such Partner's Partnership Interest as permitted in accordance with this Article VIII and the transferee(s) of such Partnership Interest being admitted to the Partnership as a Substituted Partner, (ii) pursuant to the redemption or exchange of all of such Partner's Partnership Interest pursuant to the applicable Other Securities Term Sheet.

                  (b) Any Partner who shall transfer all of such Partner's Partnership Interest in a transfer permitted pursuant to this Article VIII where such transferee was admitted as a Substituted Partner or pursuant to the exercise of its rights of redemption or exchange of all of such Partner's Partnership Interest pursuant to the applicable Other Securities Term Sheet shall cease to be a Partner.

                  (c) Transfers pursuant to this Article VIII may only be made effective on the last day of the month set forth on the written instrument of transfer, unless the General Partner otherwise agrees.

                  (d) If any Partnership Interest is transferred, assigned or redeemed during any quarterly segment of the Partnership's Fiscal Year in compliance with the provisions of this Article VIII or transferred or redeemed pursuant to the applicable Other Securities Term Sheet, on any day other than the first day of a Fiscal Year, then Profits, Losses, each item thereof and all other items attributable to such Partnership Interest for such Fiscal Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying increases during the fiscal year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Except as otherwise required by Section 706(d) of the Code or as otherwise specified in this Agreement or as otherwise determined by the General Partner (to the extent consistent with Section 706(d) of the Code, solely for purposes of making such allocations, each of such items for the calendar month in which the transfer, assignment or redemption occurs shall be allocated among all the Partners and Assignees in a manner determined by the General Partner in its sole discretion.

                  (e) In addition to any other restrictions on transfer herein contained, including without limitation the provisions of this Article VIII, in no event may any transfer or assignment of a Partnership Interest by any Partner (including by way of a Partnership Interest redemption or exchange pursuant to an applicable Other Securities Term Sheet, or any other acquisition of Common Partnership Interests or Partnership Interests by the Partnership, or the General Partner) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the redemption or exchange of Partnership Interests, respectively, of all Partnership Interests held by all Limited Partners); (v) if such transfer would cause the Partnership to be classified as a "publicly traded partnership" within the meaning of Section 7704 of the Code, or as an association taxable as a corporation for federal or state income tax purposes; (vi) if such transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code);
         (vii) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2101; (viii) if such transfer requires the registration of such Partnership Interest or requires the registration of the exchange of such Partnership Interests for any capital stock pursuant to any applicable federal or state securities laws; (ix) if such transfer is effectuated through an "established securities market" or a "secondary market" (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a "publicly traded partnership," as such term is defined in Sections 469(k)(2) or 7704 of the Code; (x) if such transfer subjects the Partnership to be regulated under the Investment Company Act of 1940, the Investment Advisors Act of 1946 or the Employee Retirement Income Security Act of 1974, each as amended; (xi) if the transferee or assignee of such Partnership Interest is unable to make the representations set forth in Section 5.5 or such transfer could otherwise adversely affect the ability of EQR in its capacity as the sole General Partner of ERP, to remain qualified as a REIT; or (xii) if, except with the consent of the General Partner, which may be given or withheld in its sole and absolute discretion, such transfer would subject EQR to any additional taxes under Section 857 or Section 4981 of the Code.

                  (f) The General Partner shall monitor the transfers of interests in the Partnership (including any acquisition of Partnership Interests by the Partnership, or the General Partner) to determine (i) if such interests are being traded on an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704 of the Code and (ii) whether such transfers of interests would result in the Partnership being unable to qualify for at least one of the "safe harbors" set forth in Treasury Regulation Section 1.7704-1 (or such other applicable guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as "readily tradable on a secondary market (or the substantial equivalent thereof)" within the meaning of
         Section 7704 of the Code) (the "Safe Harbor"). The General Partner shall have authority (but shall not be required to) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent any trading of interests which could cause the Partnership to become a "publicly traded partnership," or any recognition by the Partnership of such transfers, or to insure that at least one of the Safe Harbors is met.

                                   ARTICLE IX

                         SUCCESSSOR GENERAL PARTNER AND
                        ADMISSION OF ADDITIONAL PARTNERS

                  9.1 ADMISSION OF SUCCESSOR GENERAL PARTNER . A successor to all of the General Partner's Partnership Interest pursuant to Section
         9.2 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Fiscal Year, all items attributable to the General Partner's Partnership Interest for such Fiscal Year shall be allocated between the transferring General Partner and such successor as provided in Article VIII.

                  9.2 ADMISSION OF ADDITIONAL PARTNERS .

                  (a) A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section
         2.6 and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Partner.

                  (b) Notwithstanding anything to the contrary in this Section 9.2, no Person shall be admitted as an Additional Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the receipt of the Capital Contribution in respect of such Partner, the documents set forth in this Section 9.2(a) and the consent of the General Partner to such admission. If any Additional Partner is admitted to the Partnership on any day other than the first day of a Fiscal Year, then Profits, Losses, each item thereof and all other items allocable among Partners and Assignees for such Fiscal Year shall be allocated among such Partner and all other Partners and Assignees by taking into account their varying interests during the Fiscal Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of an Additional Partner occurs shall be allocated among all the Partners and Assignees, including such Additional Partner, in a manner determined by the General Partner in its sole discretion.

                  9.3 AMENDMENT OF AGREEMENT AND CERTIFICATE OF FORMATION . For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.6.

                                    ARTICLE X

                          DISSOLUTION AND TERMINATION

                  10.1 DISSOLUTION .

                  (a) The Partnership shall not be dissolved by the admission of Substituted Partners or Additional Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of a General Partner, the remaining General Partners and any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

                           (i)  the expiration of its term as provided in
                  Section 2.5 hereof;

                           (ii) an event of withdrawal of a General Partner, as
                  defined in the Act (other than an event of bankruptcy), unless
                  (1) there is at least one other General Partner, in which case the remaining General Partners shall continue the business of the Partnership, or (2) within ninety (90) days after the withdrawal a "majority in interest" (as defined below) of the remaining Partners consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

                           (iii) an election to dissolve the Partnership made by
                  the General Partner, in its sole and absolute discretion;

                           (iv) entry of a decree of judicial dissolution of the
                  Partnership pursuant to the provisions of the Act;

                           (v) the sale of all or substantially all of the assets and properties of the Partnership for cash or for marketable securities; or

                           (vi) a final and non-appealable judgment is entered
                  by a court of competent jurisdiction ruling that the remaining General Partner(s) is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the remaining General Partner(s), in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to or at the time of the entry of such order or judgment a "majority in interest" (as defined below) of the remaining Partners consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

         As used herein, a "majority in interest" shall refer to Partners (excluding the General Partners) who hold more than fifty percent (50%) of the outstanding Percentage Interests not held by the General Partners.

                  10.2 EFFECT OF FILING OF DISSOLVING STATEMENT . Upon the filing by the Ohio Secretary of State of a statement of intent to dissolve, the Partnership shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of dissolution has been issued by the Ohio Secretary of State or until a decree dissolving the Partnership has been entered by a court of competent jurisdiction.

                  10.3 WINDING UP, LIQUIDATION AND DISTRIBUTION OF ASSETS .

                  (a) Upon dissolution, an accounting shall be made by the Partnership's accountants of the accounts of the Partnership and of the Partnership's assets, liabilities and operations from the date of the last previous accounting until the date of dissolution. The General Partner shall immediately proceed to wind up the affairs of the Partnership.

                  (b) If the Partnership is dissolved and its affairs are to be wound up, the General Partner (or if there be none, a liquidating trustee selected by a Majority-in-Interest of the Partners) shall wind up the affairs and liquidate the assets of the Partnership, and the proceeds from the liquidation of the Partnership assets shall be applied and distributed in the following order of priority:

                           (i) To the creditors of the Partnership (other than
                  Partners and creditors whose obligations will be assumed or otherwise transferred on the sale or distribution of Partnership assets) and to the payment of liquidation expenses; when there is a contingent debt, obligation or liability of the Partnership, a reserve (in such amount as the General Partner or, if no General Partner, the liquidating trustee, in its sole discretion, shall determine) shall be set up to meet such contingency, and if and when such contingency shall cease to exist, the moneys, if any, then contained in the reserve shall be distributed as provided in this Section 10.3;

                           (ii) Then to the payment of any funds advanced to the
                  Partnership by any Partner or Partners and any other bona fide loans made by any Partner or Partners to the Partnership and evidenced by a note or notes duly executed by the Partnership; and

                           (iii) Then to the Partners in accordance with their
                  respective Capital Account balances after giving effect to all contributions, distributions and allocations for all periods. In connection therewith, income, gain and loss of the Partnership (and to the extent necessary to achieve the purposes hereof, items of gross income and deduction) with respect to the sale or other disposition of all or substantially all of the Partnership's assets and/or the Partnership's operations in connection therewith (whether or not attributable to the taxable year in which the distribution pursuant to this Section

                  10.3(b)(iii) is to be made or a preceding taxable year) shall be allocated among the Partners so that each Partner's Capital Account shall equal, after taking into account the prior balance (positive or negative) in such Partner's Capital Account and the effect of such allocation, the amount that such Partner would be entitled to receive if the Partnership were to make a distribution to the Partners pursuant to the provisions of Section 6.7(b) hereof in an amount equal to the remaining liquidation proceeds to be distributed under this
                  Section 10.3(b)(iii).

                  (c) Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations, if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Accounts adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any Capital Contribution, and the negative balance of such Partner's Capital Contribution, and the negative balance of such Partner's Capital Account shall not be considered a debt owed by such Partner to the Partnership or to any other Person for any purpose whatsoever.

                  (d) Upon completion of the winding up, liquidation and distribution of the assets, the Partnership shall be deemed terminated.

                  (e) The General Partner shall comply with any applicable requirements of applicable law pertaining to the winding up of the affairs of the Partnership and the final distribution of its assets.

                  10.4 CERTIFICATE OF DISSOLUTION . When all debts, liabilities and obligations have been paid and discharged or adequate provisions have been made therefor and all of the remaining property and assets have been distributed to the Partners, certificates of dissolution shall be executed in duplicate and verified by the person signing the articles, which articles shall set forth the information required by the Act. Duplicate originals of such articles of dissolution shall be delivered to the Ohio Secretary of State.

                  10.5 EFFECT OF DISSOLUTION . Upon the issuance of the certificate of dissolution, the existence of the Partnership shall cease, except for the purpose of suits, other proceedings and appropriate action as provided in the Act. The General Partner shall have authority to distribute any Partnership property discovered after dissolution, convey real estate and take such other action as may be necessary on behalf of and in the name of the Partnership.

                  10.6 RETURN OF CONTRIBUTION NONRECOURSE TO OTHER PARTNERS . Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution. If the Partnership property remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the cash contribution of one or more Partners, such Partner or Partners shall have no recourse against any other Partner.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  11.1 NOTICES . Any notice, request, demand, consent, approval and other communications under this Agreement shall be in writing, and shall be deemed duly given or made at the time and on the date when personally delivered as shown on a receipt therefor (which shall include delivery by a nationally recognized overnight delivery service), or when sent by facsimile, or three (3) business days after being mailed by prepaid registered or certified mail, return receipt requested, to the address for each party set forth at the conclusion of this Agreement. Any Partner, by written notice to the other in the manner herein provided, may designate an address different from that set forth at the conclusion of this Agreement.

                  11.2 BOOKS OF ACCOUNT AND RECORDS . Proper and complete records and books of account shall be kept or shall be caused to be kept by the General Partner or such representatives as it may appoint in which shall be entered fully and accurately all transactions and other matters relating to the Partnership's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Partnership. The books and records shall at all times be maintained at the principal executive office of the Partnership and shall be open to the reasonable inspection and examination of the Partners or their duly authorized representatives, at the sole cost and expense of such Partner during reasonable business hours.

                  11.3 APPLICATION OF OHIO LAW . This Agreement, and the application of interpretation hereof, shall be governed exclusively by its terms and by the laws of the State of Ohio, and specifically the Act.

                  11.4 WAIVER OF ACTION FOR PARTITION . Each Partner irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to the property of the Partnership.

                  11.5 AMENDMENTS .

                  (a) GENERAL. Amendments to this Agreement may be proposed by the General Partner or by any Partner holding twenty-five percent (25%) or more of any class or series of Partnership Interests. Following such proposal (except an amendment pursuant to Section 11.5(b)), the General Partner shall submit any proposed amendment to the Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days after notice is given, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 11.5(b) or 11.5.(d), a proposed amendment shall be adopted and be effective as an amendment hereto if (i) it is approved by the General Partner and (ii) it receives the consent of Partners holding a majority of the Common Partnership Interests and a Majority of each class of Preference Interests (including Partnership Interests held by the General Partner).

                  (b) AMENDMENTS NOT REQUIRING APPROVAL OF PARTNERS OTHER THAN THE GENERAL PARTNER. Notwithstanding Section 11.5(a) or 11.5.(b), the General Partner shall have the power, without the consent of the Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                           (i) to add to the obligations of the General Partner
                  or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Partners;

                           (ii) to reflect the admission, substitution,
                  termination, or withdrawal of Partners in accordance with this Agreement (which may be effected through the replacement of Exhibit A with an amended Exhibit A);

                           (iii) to set forth the designations, rights, powers,
                  duties, and preferences of the holders of any additional Partnership Interests issued pursuant to Article VI;

                           (iv) to reflect a change that does not adversely
                  affect the Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

                           (v) to satisfy any requirements, conditions, or
                  guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

         The General Partner shall notify the Limited Partners when any action under this Section 11.5(b) is taken in the next regular communication to the Partners.

                  (c) OTHER AMENDMENTS REQUIRING CERTAIN PARTNER'S APPROVAL. Notwithstanding anything in this Section 11.5 to the contrary, this Agreement shall not be amended with respect to any Partner adversely affected without the consent of such Partner adversely affected if such amendment would (i) modify the limited liability of a Limited Partner,
         (ii) amend Article VI (except as permitted pursuant to Sections 11.5(b)(iii) and 6.8, (iii) amend the redemption or exchange rights under an Other Securities Term Sheet, or (iv) amend this Section 11.5(c). This Section 11.5(c) does not require unanimous consent of all classes of Partners adversely affected unless the amendment is to be effective against all Partners of such classes adversely affected.

                  11.6 EXECUTION OF ADDITIONAL INSTRUMENTS . Each Partner hereby agrees to execute such other and further statements of interest and holdings, designations, powers of attorney and other instruments necessary to comply with any laws, rules or regulations.

                  11.7 HEADINGS . The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

                  11.8 WAIVERS . The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

                  11.9 RIGHTS AND REMEDIES CUMULATIVE . The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

                  11.10 SEVERABILITY . If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

                  11.11 HEIRS, SUCCESSORS AND ASSIGNS . Each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, legal representatives, successors and assigns.

                  11.12 CREDITORS . None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership or of any Partner.

                  11.13 COUNTERPARTS . This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

                  11.14 INTEGRATED AGREEMENT . This Agreement is intended to be the sole "partnership agreement" (within the meaning of Section 1782.01 of the Act) of the Partnership. No document, instrument or writing (other than an amendment to this Agreement that complies with Section
         11.5 of this Agreement) is intended to be or shall be accorded the status of a "partnership agreement" within the meaning of the Act.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   CERTIFICATE

         The undersigned hereby agree, acknowledge and certify that the foregoing Agreement constitutes the Amended and Restated Limited Partnership Agreement of Lexford Properties, L.P. adopted by the Partners of the Partnership in order to be effective as of October 1, 1999.

ERP OPERATING LIMITED PARTNERSHIP,
an Illinois limited partnership

By:      Equity Residential Properties Trust,
         a Maryland real estate investment trust,
         its general partner

By:      /s/ Yasmina Rahal
     ------------------------------------------------
     Name:  Yasmina Rahal, Esq.
     Its:  Vice-President


Notice for Address Purposes:             c/o Equity Residential Properties Trust
                                         Two North Riverside Plaza, Suite 400
                                         Chicago, Illinois 60606
                                         Attention: General Counsel


LEXFORD PARTNERS, L.L.C.,
an Ohio limited liability company

By:      ERP Operating Limited Partnership,
         an Illinois limited partnership

By:      Equity Residential Properties Trust,
         a Maryland real estate investment trust,
         its general partner

By:      /s/ Yasmina Rahal
     ------------------------------------------------
     Name:  Yasmina Rahal, Esq.
     Its:  Vice-President


Notice for Address Purposes:             c/o Equity Residential Properties Trust
                                         Two North Riverside Plaza, Suite 400
                                         Chicago, Illinois 60606
                                         Attention: General Counsel

EXHIBIT A

                        PARTNERS AND PERCENTAGE INTERESTS


                       PARTNER                             PERCENTAGE INTEREST
                       -------                             -------------------
      ERP  OPERATING  LIMITED  PARTNERSHIP,  AN
      ILLINOIS LIMITED PARTNERSHIP                                99.0%


      LEXFORD PARTNERS, L.L.C., AN OHIO LIMITED
      LIABILITY COMPANY                                           1.0%
